UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2014

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt
125284 Moscow, Russia

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

Nikolay Surikov, Chief Financial Officer of CTC Media, Inc., tendered his resignation on December 11, 2014, to be effective as of January 23, 2015.

Pursuant to his Employment Agreement dated October 1, 2012, Mr. Surikov will receive his annual base salary through the date of termination of employment and will be eligible, in the sole discretion of the Board of Directors, to receive a cash bonus in respect of 2014 based on the achievement of performance objectives previously set by the Board. He will also receive additional cash bonuses of $15,000 and RUR 1.3 million in respect of specific projects successfully completed. Of the 130,000 restricted share units granted to him, 4,400 will vest and become exercisable as of January 1, 2015; the remainder will lapse.

Appointment of New Chief Financial Officer

On December 17, 2014, the Board of Directors of the Company appointed Stanislav Ploschenko as Chief Financial Officer, effective as of January 23, 2015.  Mr. Ploschenko will receive a base salary of RUR 900,000 per month.  He will be entitled to an annual cash bonus of up to 60% of his base salary, based upon achievement of performance objectives to be set by the Board each year.  He will further be entitled to a cash bonus in 2015 of up to 40% of his base salary, in respect of contributions to the Company’s restructuring efforts in response to the adoption of amendments to the Russian Mass Media Law; the specific performance objectives in this regard will be set by the Board in the first quarter of 2015. Mr. Ploschenko will receive 100,000 restricted share units under the Company 2013 Equity Incentive Plan; such RSU’s will vest over three years and will be exercisable over a staggered four-year period.  Mr. Ploschenko will receive additional benefits customarily provided to senior executives of the Company.

A press release announcing the appointment of Mr. Ploschenko is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)          Exhibits

99.1	Press release dated December 17, 2014, announcing the appointment of Stanislav Ploschenko as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: December 17, 2014	By:	/S/ YULIANA SLASHCHEVA
		Name:	Yuliana Slashcheva
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 17, 2014, announcing the appointment of Stanislav Ploschenko as Chief Financial Officer.